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                                                                    EXHIBIT 23.5

     We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus that is part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        /s/ Hogan & Hartson L.L.P.

                                        March 1, 1999